UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2004, Oshkosh B'Gosh, Inc. (Company) entered into a written Employment Agreement with its current President and Chief Operating Officer, David L. Omachinski. Under the agreement, Mr. Omachinski will receive a 2005 base salary of $410,000 and will be entitled to participate in the Company's annual incentive performance cash bonus plan, stock-based compensation plan, and fringe benefit plans. The employment agreement has an initial term through December 31, 2007, and will be automatically renewed for one-year intervals unless either party provides a nonrenewal notice prior to 60 days before the applicable renewal date, which is 24 months prior to the date the agreement would otherwise expire. The agreement contains customary provisions concerning devotion of entire business time and attention, noncompetition, and treatment of confidential information. The Employment Agreement is attached hereto as Exhibit 10.10.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2004, the Board of Directors of Oshkosh B'Gosh, Inc. amended the Bylaws of Oshkosh B'Gosh, Inc. by amending and restating Sections 23.01-23.15, effective immediately. The complete Bylaws of OshKosh B'Gosh, Inc. as amended are restated and attached as Exhibit 3.2. This amendment to Section 23 of the Bylaws more accurately reflects the current titles, powers, duties and reporting relationships of the Company's officers.

Item 9.01 Financial Statements and Exhibits
  Exhibits
Exhibit No.	Description
3.2	Bylaws of OshKosh B'Gosh, Inc. stated to include all amendments adopted through December 7, 2004.

10.10	Employment Agreement between OshKosh B'Gosh, Inc. and David L. Omachinski.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	By: /S/ MICHAEL L. HEIDER

Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.2	Bylaws of OshKosh B'Gosh, Inc. stated to include all amendments adopted through December 7, 2004.

10.10	Employment Agreement between OshKosh B'Gosh, Inc. and David L. Omachinski.